SECURITIES  AND  EXCHANGE  COMMISSION

                             WASHINGTON,  D.C.  20549
                                    FORM  8K
                                 CURRENT  REPORT
                     PURSUANT  TO  SECTION  13  OR  15(D)  OF  THE
                        SECURITIES  EXCHANGE  ACT  OF  1934

                          DATE  OF  REPORT  MAY  13,  2005
                      (  DATE  OF  EARLIEST  EVENT  REPORTED):
                                ----------------


                          NEW  MEDIUM  ENTERPRISES,  INC.
                            -----------------------


            (EXACT  NAME  OF  REGISTRANT  AS  SPECIFIED  IN  ITS  CHARTER)


STATE  OR  OTHER  JURISDICTION  OF                  (I.R.S.  EMPLOYER
INCORPORATION  OF  ORGANIZATION)                    IDENTIFICATION  NO.)

      NEVADA                                11-3502174

       (ADDRESS,  INCLUDING  ZIP  CODE,  AND  TELEPHONE  NUMBER,  INCLUDING AREA
               CODE,  OF  REGISTRANT'S  PRINCIPAL  EXECUTIVE  OFFICES)
                          DATE  OF  REPORT  MAY  13,  2005
                        DATE  OF  EARLIEST  EVENT  REPORTED):


                                   IRENE  KUAN
                      TREASURER,  AND  CHAIRMAN  OF  THE  BOARD
                                  1510  51  ST.
                                BROOKLYN  NY  11219
                                TEL:  718-435-5291
                                FAX:  718-972-6196



Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 13, 2005 Ethel Schwartz resigned from her position as CEO, President, and Director. May 19, 2005, Dr. Alex Libin, COO, and Director, and Yehudit Hirsch, Corporate Secretary, resigned from their respective positions. All of the resigned officers cited concerns over corporate governance issues. The Company has addressed these issues and remedies in its quarterly report for the period ending March 31, 2005 under the heading Financial Controls and Procedures. The Company is in the process of negotiating contractual agreements with prospective appointees to be named in replacement positions.

Irene Kuan, the Company's Treasurer and Chairman of the Board will replace Ethel Schwartz as interim CEO and President until permanent replacements are named.



New  Medium  Enterprises,  Inc.
-------------------------------
(Registrant)


By:  /s/  Irene  Kuan
CEO,  Treasurer  and  Chairman  of  the  Board

Date:  May  18,   2005